                       AMENDMENT NO. 2 TO CREDIT AGREEMENT
                                       AND
                AMENDMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT

         This AMENDMENT NO. 2 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO PLEDGE
AND SECURITY AGREEMENT, dated as of July 18, 2005 (this "AMENDMENT"), among
JARDEN CORPORATION, a Delaware corporation (the "BORROWER") and Canadian
Imperial Bank of Commerce ("CIBC"), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below), amends certain provisions of (i) the CREDIT AGREEMENT, dated as of January 24, 2005 (as amended by that certain AMENDMENT NO. 1 dated as of April 11, 2005 and as further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders and the L/C Issuers
(each as defined therein) party thereto from time to time, CIBC, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), CITICORP USA,
INC., as syndication agent for the Lenders and the L/C Issuers, and BANK OF
AMERICA, N.A., NATIONAL CITY BANK OF INDIANA and SUNTRUST BANK, as
co-documentation agents for the Lenders and L/C Issuers and (ii) the Pledge and
Security Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the "PLEDGE AND SECURITY
AGREEMENT"), among the Borrower, as a Grantor, and each other Grantor from time to time party thereto, and the Administrative Agent. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement or the Pledge and Security
Agreement, as the context requires.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrower desires to increase the amount of Indebtedness permitted to be incurred by Foreign Subsidiaries under the Credit Agreement; and

         WHEREAS, pursuant to Section 2.01(b) (Facilities Increase) of the
Credit Agreement, the Borrower has delivered a Facilities Increase Notice (the
"SECOND FACILITIES INCREASE NOTICE") to the Agents requesting a Facilities
Increase in an aggregate principal amount of $380,000,000 (the "SECOND
FACILITIES Increase"); and

         WHEREAS, the Borrower desires to acquire (the "THG ACQUISITION"), directly or indirectly through JCS/THG, LLC, a Delaware limited liability company and a newly formed, wholly-owned direct Subsidiary of the Borrower, all of the outstanding Stock of The Holmes Group, Inc., a Massachusetts corporation
(the "THG") pursuant to the terms and conditions of that certain Agreement and
Plan of Merger (the "THG ACQUISITION Agreement") on the Effective Date (as
defined below); and

         WHEREAS, the Borrower has determined that the pledge by the applicable
Grantors of 100% of the Voting Stock of each of its Subsidiaries set forth on
Annex A (International Holding Companies and Specified Foreign Subsidiaries)
hereto (each, an "INTERNATIONAL HOLDING COMPANY") and 65% of the Voting Stock of
each Foreign Subsidiary of each International Holding Company set forth on Annex
A (International Holding Companies and Specified Foreign Subsidiaries) hereto
(each such Foreign Subsidiary, a "SPECIFIED FOREIGN SUBSIDIARY") may result in significant tax consequences for the Borrower and its Subsidiaries; and

         WHEREAS, the Borrower has requested that the Lenders waive the yield maintenance requirements specified in Section 4.04(d) (Yield Maintenance) of the
Credit Agreement applicable to the Second Facilities Increase and the
Incremental Term Loans borrowed pursuant thereto, waive the requirement of 30 days prior written notice of the THG Acquisition, consent to the THG
Acquisition,

direct the Administrative Agent to release its Lien on 35% of the Voting Stock of each International Holding Company and 100% of the Voting Stock of each
Specified Foreign Subsidiary and further amend the Credit Agreement and Pledge and Security Agreement as set forth herein; and

         WHEREAS, pursuant to Section 10.01(a) (Amendments, Etc.) of the Credit
Agreement, the consent of the Required Lenders is required to effect the waivers, consents and amendments set forth herein; and

         WHEREAS, each Lender party to a Lender Consent collectively constituting the Required Lenders (the "CONSENTING LENDERS") and the
Administrative Agent agree, subject to the limitations and conditions set forth herein, to waive the yield maintenance requirements specified in Section 4.04(d)
(Yield Maintenance) of the Credit Agreement applicable to the Second Facilities
Increase and the Incremental Term Loans borrowed pursuant thereto, to waive the requirement of 30 days prior written notice of the THG Acquisition, to consent to the THG Acquisition, to direct the Administrative Agent to release its Lien on 35% of the Voting Stock of each International Holding Company and 100% of the
Voting Stock of each Specified Foreign Subsidiary and to further amend the
Credit Agreement and Pledge and Security Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Waivers and Consents.

         (a) Waivers. Effective as of the Effective Date and subject to the satisfaction of the conditions set forth in Section 5 (Conditions to General
Effectiveness) hereof, the Consenting Lenders and the Administrative Agent hereby:

               (1) Waiver of Yield Maintenance Requirement. Waive the yield maintenance requirements specified in Section 4.04(d) (Yield Maintenance) of the
Credit Agreement applicable to the Second Facilities Increase and the
Incremental Term Loans borrowed pursuant thereto solely to the extent necessary to permit the Incremental Term Loans borrowed pursuant to the Second Facilities
Increase to bear interest at the same rate of interest applicable to the Closing
Date Term Loans and the Incremental Term Loans made pursuant to the First
Facilities Increase.

               (2) Waiver of Notice of Acquisition. Waive the requirement that the Agents shall have received at least 30 days' prior written notice of the THG
Acquisition.

               (3) Waiver of Notice of Facilities Increase. Waive the
requirement specified in Section 2.01(b) (Facilities Increase) that no
Facilities Increase shall be effective earlier than 10 days after the delivery of the applicable Facilities Increase Notice to the Agents in respect of such
Facilities Increase solely to the extent necessary to permit the Second
Facilities Increase to become effective on the Effective Date.

         (b) Consent to Specified Transactions. Effective as of the Effective
Date and subject to the satisfaction of the conditions set forth in Section 5
(Conditions to General Effectiveness) hereof, the Consenting Lenders and the
Administrative Agent hereby:

               (1) consent to the THG Acquisition; provided, that at the time of the THG Acquisition and after giving effect thereto:

                         (i) no Default or Event of Default shall have occurred
          and be continuing and all representations and warranties contained in
          Article V (Representations and Warranties) and in the other Loan
          Documents shall be true and correct in all material respects;

                         (ii) the Borrower shall have furnished to the Agents
          (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such proposed
          Acquisition and (B) a Compliance Certificate prepared on a historical pro forma basis as of the date of the most recent date for which financial statements have been furnished pursuant to Section 6.01(a)
          or (b) (Financial Statements) giving effect to the THG Acquisition, which certificate shall demonstrate that no Default or Event of
          Default would exist immediately after giving effect thereto;

                         (iii) promptly following the consummation of such
          Acquisition, THG and each of its Subsidiaries shall be a direct or indirect, wholly-owned Subsidiary of the Borrower; and

                         (iv) the Borrower shall have complied with the
          provisions of Section 6.14 (New Subsidiaries and Pledgors) and Section
          6.15 (Collateral Access Agreements and Bailee's Letters), including with respect to any new assets acquired, within the time periods for compliance contemplated therein; and

               (2) agree that the limitations on the Dollar Equivalent of amounts payable in connection with Permitted Acquisitions shall not apply to the
THG Acquisition and the Borrower (or the applicable Subsidiary) shall be permitted to make such THG Acquisition in addition to any other Permitted
Acquisitions made pursuant to Section 8.3(e)(ii) (Investments).

     Section 2. Certain Amendments to the Credit Agreement. As of the Effective
Date:

         (a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such
Section 1.01 (and, if applicable, the following definitions shall replace in their entirety existing definitions for the corresponding terms in such section):

         "CASH INTEREST EXPENSE" means, with respect to the Borrower and its
     Subsidiaries for any period, the Consolidated Interest Expense of such
     Persons for such period less the Non-Cash Interest Expense of such Persons for such period.

         "CLOSING RELATED DOCUMENTS" means, collectively, the Sponsor Equity
     Documents, the AHI Acquisition Documents, from and after the First
     Amendment Effective Date, each Local Credit Facility Guaranty and from and after the Second Amendment Effective Date, the THG Acquisition Documents.

         "CONSOLIDATED EBITDA" means, for any period, for the Borrower and its
     Subsidiaries, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income, (i) Consolidated Interest
     Expense, (ii) loss from extraordinary items, (iii) the amount of taxes, based on or measured by income, used or included in determining such
     Consolidated Net Income, (iv) the amount of depreciation, depletion and amortization expense deducted in determining such Consolidated Net Income,
     (v) any aggregate net loss (but not any aggregate net gain) from the sale, exchange or other Disposition of capital assets by such Person, in excess of $500,000 (vi) non-cash compensation expenses related to the granting, issuance or vesting, or lapsing of restrictions with respect to the exercise or issuance, of restricted stock or stock options to employees, consultants, officers and directors of the Borrower and its
     Subsidiaries to the extent such expenses are deducted during such period in determining Consolidated Net Income, (vii) any loss (or minus any income, except to the extent any distributions are actually made) relating to minority interests of the Bicycle Companies held by stockholders other than the Borrower and its Subsidiaries included in calculating Consolidated Net
     Income, (viii) Permitted Restructuring Charges, to the extent incurred on or prior to December 31, 2006, in an aggregate amount not to exceed
     $35,000,000, (ix) expenses and charges, if any, arising from the payment of cash dividends in respect of the Sponsor Preferred Stock, to the extent such dividends were permitted to be paid hereunder, (x) to the extent deducted in determining such Consolidated Net Income, any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with Permitted Acquisitions or any other
     Investments permitted under Section 7.02 (Investments), including with respect to Permitted Acquisitions or permitted Investments that were consummated prior to the Second Amendment Effective Date and (xi) other non-recurring charges and losses, whether cash or non-cash, during such period in an aggregate amount not to exceed $20,000,000, but only to the extent that such charges and losses exceed the related non-recurring gains, whether cash or non-cash, during such period, minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net
     Income but without duplication, (i) any credit for income tax, (ii) gains from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other Disposition of capital assets by such Person in excess of $500,000 and (iv) any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, all determined on a consolidated basis in accordance with GAAP, subject (in connection with the calculation of the Senior Leverage Ratio and the Total Leverage Ratio only)
     to Acquisition Adjustments; provided, however, that Consolidated EBITDA for the fiscal quarters ended June 30, 2004, September 30, 2004, December 31,
     2004 and March 31, 2005, shall be equal to the amounts set forth therefor in Section 1.03 (Accounting Terms); and provided, further, that
     Consolidated EBITDA may be adjusted in respect of Permitted Acquisitions as provided in Section 1.03 (Accounting Terms).

         "CONSOLIDATED FIXED CHARGES" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Cash Interest
     Expense, and (ii) scheduled payments of Consolidated Funded Indebtedness
     (excluding the amortization payments of the Term Loan scheduled for the fiscal year of the Borrower ending on December 31, 2011 and the Stated
     Closing Date Term Loan Maturity Date), all determined on a consolidated basis in accordance with GAAP.

         "EXISTING THG LETTERS OF CREDIT" has the meaning specified in Section
     2.04(o) (Existing THG Letters of Credit).

         FIXED CHARGE RATIO" means, with respect to the Borrower and its
     Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period minus
     (without duplication) Capital Expenditures made during such period minus
     (without duplication) taxes paid in cash for such period plus tax refunds received in cash during such period to (ii) Consolidated Fixed Charges for such period.

         "INTERNATIONAL HOLDING COMPANY" means each Domestic Subsidiary of the
     Borrower that owns no assets or property other than the Voting Stock of one or more Foreign Subsidiaries. For purposes of this definition, "Voting
     Stock" means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations ss.
     1.956-2(c)(2)).

         "L/C ISSUER" means (i) each of CIBC, CUSA, BofA (including with respect to the Existing Letters of Credit and the Existing THG Letters of Credit) and
Wachovia (or Affiliates of any of them, including, in the case of CUSA,
Citibank), each in their respective capacities as issuers of Letters of Credit hereunder and (ii) each other Lender or Affiliate of a Lender that hereafter becomes an L/C Issuer with the approval of the Agents and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Agents and the Borrower to be bound by the terms hereof applicable to L/C
Issuers.

         "PERMITTED ACQUISITION" means, collectively, (i) the AHI Acquisition,
(ii) the THG Acquisition and (iii) any proposed Acquisition that satisfies each of the following conditions:

                  (i) if the Cost of Acquisition of the proposed Acquisition exceeds an amount equal to the Dollar Equivalent of $50,000,000, the
         Agents shall receive at least 15 days' prior written notice of such proposed Acquisition, which notice shall include a reasonably detailed description of such proposed Acquisition;

                  (ii) such proposed Acquisition shall be consensual;

                  (iii) if the Cost of Acquisition of such Acquisition exceeds an amount equal to the Dollar Equivalent of $50,000,000, promptly (and in any event, not later than five Business Days (or such later date as may be acceptable to the Agents in their sole discretion) following the date of such Acquisition, the Agents shall have received, in form and substance reasonably satisfactory to the Agents, copies of the acquisition agreement, related Contractual Obligations and instruments and all opinions, certificates, lien search results and other documents reasonably requested by the Agents;

                  (iv) at the time of such Acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in
         Article V (Representations and Warranties) and in the other Loan
         Documents shall be true and correct in all material respects;

                  (v) if the Cost of Acquisition of such Acquisition exceeds an amount equal to the Dollar Equivalent of $50,000,000, the Borrower shall have furnished to the Agents (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such proposed Acquisition and (B) a certificate in the form of Exhibit D (Form of Compliance Certificate) prepared on a historical pro forma basis as of the date of the most recent date for which financial statements have been furnished pursuant to Section
         6.01(a) or (b) (Financial Statements) giving effect to such proposed
         Acquisition, which certificate shall demonstrate that no Default or
         Event of Default would exist immediately after giving effect thereto;

                  (vi) the Person acquired shall be a wholly-owned Subsidiary, or be merged into a wholly-owned Subsidiary, promptly following the consummation of such Acquisition (or if assets are being acquired, the acquiror shall be a wholly-owned Subsidiary);

                  (vii) after the consummation of such Acquisition, each
         Subsidiary that is a Domestic Subsidiary or Direct Foreign Subsidiary shall have complied with the provisions of Section 6.14 (New
         Subsidiaries and Pledgors) and Section 6.15 (Collateral Access
         Agreements and Bailee's Letters), including with respect to any new assets acquired; and

                  (viii) after giving effect to such proposed Acquisition, the aggregate Costs of Acquisition incurred in any fiscal year (including any payments made during such fiscal year or such three fiscal year period, as the case may be, in respect of Permitted Acquisition
         Earn-Outs but excluding any Costs of Acquisition incurred during such fiscal year or such three fiscal year period, as the case may be, in respect of the AHI Acquisition or other acquisitions consummated prior to the Closing Date) on a non-cumulative basis (with the effect that amounts not incurred or paid in any fiscal year may not be carried forward to a subsequent period) shall not exceed an amount equal to the
         Dollar Equivalent of (A) $250,000,000 in any fiscal year or (B)
         $750,000,000 during any consecutive three fiscal year period.

         "SECOND AMENDMENT" means that certain Amendment No. 2 to this
     Agreement, dated as of July 18, 2005, among the Borrower and the
     Administrative Agent.

         "SECOND AMENDMENT EFFECTIVE DATE" means the date on which the Second
     Amendment shall have become effective in accordance with its terms.

         "SECOND FACILITIES INCREASE" means that certain Facilities Increase effective on the Second Amendment Effective Date providing for Incremental
     Term Loans in an aggregate principal amount of $380,000,000.

         "TERM LOAN B1" means the Closing Date Term Loan and each Term Loan made pursuant to the First Facilities Increase.

         "TERM LOAN B2" means each Term Loan made pursuant to the Second
     Facilities Increase.

         "TERM LOAN FACILITY" means the Term Loan Commitments, the facility described in Section 2.01(a) (Closing Date Term Loan) providing for a Term
     Loan to the Borrower by the Term Loan Lenders on the Closing Date in an
     aggregate principal amount of $850,000,000 and the facility described in
     Section 2.01(b) (Facilities Increase) providing for one or more Incremental
     Term Loans to the Borrower by the Term Loan Lenders in an aggregate principal amount not to exceed $780,000,000.

         "THG" means The Holmes Group, Inc., a Massachusetts corporation.

         "THG ACQUISITION" means the Acquisition by the Borrower (or JCS/THG,
     LLC, a Delaware limited liability company and a newly formed, wholly-owned direct Subsidiary of the Borrower) of all of the outstanding Stock of THG pursuant to the terms and conditions of the THG Acquisition Agreement.

         "THG ACQUISITION AGREEMENT" means the Agreement and Plan of Merger, dated as of June 28, 2005, by and among the Borrower, as purchaser, THG,
     JCS/THG, LLC, the THG Sellers and Berkshire Partners LLC, as the
     Shareholders' Representative, together with all exhibits and schedules thereto.

         "THG ACQUISITION DOCUMENTS" means, individually or collectively as the context may indicate, (i) the THG Acquisition Agreement and (ii) each other material transaction document or instrument entered into or delivered by the Borrower, one or more Subsidiaries of the Borrower, the THG Sellers and the THG Companies, or any of them, related to or in connection with the THG
     Acquisition.

         "THG COMPANIES" means THG and its Subsidiaries acquired by the Borrower in connection with the THG Acquisition.

         "THG SELLERS" means, collectively, Berkshire Investors LLC, Berkshire
     Fund IV, Limited Partnership, Berkshire Fund V, Limited Partnership, Jordan
     A. Kahn, The Jordan A. Kahn Family Limited Partnership and each of the other shareholders party thereto.

         (b) The defined term "APPLICABLE MARGIN" in Section 1.01 (Defined
Terms) of the Credit Agreement is hereby amended by amending and restating clause (a) of such definition in its entirety to read as follows:

         (a) (i) with respect to the Segments of the Term Loan B1 maintained as
(x) Base Rate Loans, a rate equal to 1.00% per annum and (y) Eurodollar Rate
Loans, a rate equal to 2.00% per annum; and

             (ii) with respect to the Segments of the Term Loan B2 maintained as (x) Base Rate Loans, a rate equal to 0.75% per annum and (y) Eurodollar Rate
Loans, a rate equal to 1.75% per annum;

         (c) Section 1.03(c) (Accounting Terms) is hereby amended and restated
in its entirety to read as follows:

         (c) With respect to any Acquisition consummated on or after the Closing
     Date or during any Four-Quarter Period that includes the Closing Date the following shall apply:

               Commencing on the first fiscal quarter end of the Borrower next following the date of each such Acquisition (or, in the case of the AHI
     Acquisition, commencing on the fiscal quarter ending on December 31, 2004), for each of the next four periods of four fiscal quarters of the Borrower,
     Consolidated EBITDA with respect to the Total Leverage Ratio and the Senior
     Leverage Ratio shall include the results of operations of the Person or assets so acquired on a historical pro forma basis (including, in the case of the AHI Acquisition, for the stub period commencing on the January 1,
     2005 and ending on the date immediately preceding the Closing Date), and which amounts may include such adjustments, including such adjustments as are permitted under Regulation S-X of the Commission, as in each case are reasonably satisfactory to the Agents; provided, that, after giving effect to the AHI Acquisition and the THG Acquisition, in each case on a pro forma basis, Consolidated EBITDA for the Borrower and its Subsidiaries for the
     fiscal quarters ended June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005 for purposes of calculating the Total Leverage Ratio and the Senior Leverage Ratio shall be deemed to equal the amount set forth below opposite such fiscal quarter:

         ---------------------------------------------------------------------
         FISCAL QUARTER ENDED:              CONSOLIDATED EBITDA:
         ---------------------------------------------------------------------
         June 30, 2004                      $98,934,000
         ---------------------------------------------------------------------
         September 30, 2004                 $134,241,000
         ---------------------------------------------------------------------
         December 31, 2004                  $127,253,000
         ---------------------------------------------------------------------
         March 31, 2005                     $59,359,000
         ---------------------------------------------------------------------

               Commencing on the first fiscal quarter end of the Borrower next following the date of each Acquisition, for each of the next four periods of four fiscal quarters of the Borrower, Consolidated Interest Expense as a component of Consolidated EBITDA with respect to the Total Leverage Ratio and the Senior Leverage Ratio shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, Consolidated Interest
     Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (ii) include interest expense on any
     Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition but only to the extent that interest expense would have been charged on such Indebtedness ("INCREMENTAL
     DEBT") calculated (A) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (B) at the following interest rates: (I) for all periods subsequent to the date of the
     Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected period of such
     Four-Quarter Period, as the case may be;

               provided that, notwithstanding anything to the contrary set forth herein, (A) in making the Acquisition Adjustments described above, the
     Borrower may elect to exclude any adjustment to Consolidated EBITDA arising from any Acquisition having a Cost of Acquisition not in excess of the
     Dollar Equivalent of $50,000,000, and (B) for each business or entity acquired by the Borrower or its Subsidiaries that has not historically reported financial results on a quarterly or monthly basis (or such quarterly or monthly results are not available to the Borrower or its
     Subsidiaries) the Borrower shall provide its reasonable estimate as to the quarterly or monthly results based on available financial results and the books and records of the acquired business or entity for the purposes of providing any historical pro forma data required to be delivered pursuant to this Agreement, including such supplementary information pertaining thereto as either Agent may reasonably request.

               (d) Clause (i) of Section 2.01(b)(Facilities Increase) is hereby amended and restated in its entirety to read as follows:

               (i) The Borrower shall have the right to send to the Agents, after the Closing Date, a Facilities Increase Notice to request an increase in the aggregate principal amount of the Term Loan Facility (each a
     "FACILITIES INCREASE") to be effectuated by the disbursement of one or more additional Term Loans (each, an "INCREMENTAL TERM LOAN") in excess of the
     Closing Date Term Loan, in a principal amount not to exceed $780,000,000
     (inclusive of the First Facilities Increase

     and the Second Facilities Increase) in the aggregate for all such requests;
     provided, however, that (A) no Facilities Increase in the Term Loan
     Facility shall be effective later than three years prior to Stated Closing
     Date Term Loan Maturity Date, (B) no Facilities Increase shall be effective earlier than 10 days after the delivery of the Facilities Increase Notice to the Agents in respect of such Facilities Increase and (C) no more than five Facilities Increases shall be made pursuant to this Section 2.01(b).
     Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in the Term Loan Commitments, and any such increase may be subject to changes in any term of this Agreement reasonably acceptable to the Agents and the Borrower.

               (e) Section 2.04 (Letters of Credit) is hereby amended by
inserting a new clause (o) immediately after clause (n) thereof to read in its entirety as follows:

               (o) Existing THG Letters of Credit. Schedule 2.04 (o) (Existing
     THG Letters of Credit) contains a schedule of certain letters of credit issued prior to the Second Amendment Effective Date (the "EXISTING THG
     LETTERS OF CREDIT") by BofA for the account of THG or its applicable
     Subsidiary as specified on such Schedule 2.04(o) (Existing THG Letters of
     Credit). On the Second Amendment Effective Date (i) such Existing THG
     Letters of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of
     Credit issued pursuant to this Section 2.04 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in this Section 2.04 shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such Existing THG Letters of Credit) as if such
     Existing THG Letters of Credit had been issued on the Second Amendment
     Effective Date, (ii) the face amount of such Existing THG Letters of Credit shall be included in the calculation of L/C Obligations and (iii) all liabilities of the Borrower or any of its Subsidiaries, as the case may be, with respect to such Existing THG Letters of Credit shall constitute
     Obligations. No Existing THG Letters of Credit converted in accordance with this clause (o) shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

               (f) Section 2.06(e)(iii) (Mandatory Prepayments) of the Credit
Agreement is hereby amended by inserting immediately after the phrase "in the aggregate;" at the end of the first proviso thereof the following:

               and provided, further, that the Borrower shall not be required to prepay the Loans with the Net Proceeds from any Disposition disclosed on
     Schedule 7.05 (Certain Dispositions) unless and to the extent such Net
     Proceeds exceed the Dollar Equivalent of $15,000,000;

               (g) Section 2.08 (Repayment of Loans) of the Credit Agreement is
hereby amended by deleting clauses (d) and (e) thereof and replacing such clauses with the following clauses (d), (e) and (f):

               (d) the Term Loan B1 on the dates and in the amounts set forth below, subject to adjustments for prepayments made pursuant to Section 2.06
     (Prepayments):

     Date                                                            Amount
     ----                                                            ------
     March 31, 2005                                                $2,125,000

     June 30, 2005                                                 $2,375,000

     September 30, 2005                                            $2,375,000

     Date                                                            Amount
     ----                                                            ------
     December 31, 2005                                             $2,375,000

     March 31, 2006                                                $2,375,000

     June 30, 2006                                                 $2,375,000

     September 30, 2006                                            $2,375,000

     December 31, 2006                                             $2,375,000

     March 31, 2007                                                $2,375,000

     June 30, 2007                                                 $2,375,000

     September 30, 2007                                            $2,375,000

     December 31, 2007                                             $2,375,000

     March 31, 2008                                                $2,375,000

     June 30, 2008                                                 $2,375,000

     September 30, 2008                                            $2,375,000

     December 31, 2008                                             $2,375,000

     March 31, 2009                                                $2,375,000

     June 30, 2009                                                 $2,375,000

     September 30, 2009                                            $2,375,000

     December 31, 2009                                             $2,375,000

     March 31, 2010                                                $2,375,000

     June 30, 2010                                                 $2,375,000

     September 30, 2010                                            $2,375,000

     December 31, 2010                                             $2,375,000

     March 31, 2011                                               $223,312,500

     June 30, 2011                                                $223,312,500

     September 30, 2011                                           $223,312,500

     January 24, 2012                                             $223,312,500

               provided, however, that the Borrower shall repay the entire unpaid principal amount of such Term Loans on the applicable Term Loan
     Maturity Date;

               (e) the Term Loan B2 on the dates and in the amounts set forth below, subject to adjustments for prepayments made pursuant to Section 2.06
     (Prepayments):

                                       10

     Date                                                             Amount
     ----                                                             ------
     September 30, 2005                                              $950,000

     December 31, 2005                                               $950,000

     March 31, 2006                                                  $950,000

     June 30, 2006                                                   $950,000

     September 30, 2006                                              $950,000

     December 31, 2006                                               $950,000

     March 31, 2007                                                  $950,000

     June 30, 2007                                                   $950,000

     September 30, 2007                                              $950,000

     December 31, 2007                                               $950,000

     March 31, 2008                                                  $950,000

     June 30, 2008                                                   $950,000

     September 30, 2008                                              $950,000

     December 31, 2008                                               $950,000

     March 31, 2009                                                  $950,000

     June 30, 2009                                                   $950,000

     September 30, 2009                                              $950,000

     December 31, 2009                                               $950,000

     March 31, 2010                                                  $950,000

     June 30, 2010                                                   $950,000

     September 30, 2010                                              $950,000

     December 31, 2010                                               $950,000

     March 31, 2011                                                 $89,775,000

     June 30, 2011                                                  $89,775,000

     September 30, 2011                                             $89,775,000

     January 24, 2012                                               $89,775,000

               provided, however, that the Borrower shall repay the entire unpaid principal amount of such Term Loans on the applicable Term Loan
     Maturity Date; and

               (f) each other Incremental Term Loan on the dates and in the amounts to be agreed by the Agents and the Borrower prior to the applicable
     Facilities Increase Date; provided, however, that the Borrower shall repay the entire unpaid principal amount of each such Incremental Term Loan on the applicable Term Loan Maturity Date.

                                       11

               (h) Section 6.14 (New Subsidiaries and Pledgors) is hereby amended by amending and restating the proviso at the end of clause (a)(ii)
thereof to read in its entirety as follows:

               provided, however, that in no event shall the Borrower or any
     Guarantor be required to pledge (I) in excess of 65% of the outstanding
     Voting Stock of any Direct Foreign Subsidiary, (II) unless such Stock is otherwise held by the Borrower or any Guarantor, any of the Stock of any
     Non-U.S. Person that is a Subsidiary of such direct Subsidiary, (III)
     solely to the extent that any Domestic Person that is an International
     Holding Company or a "disregarded entity" for purposes of the Code (each such International Holding Company or "disregarded entity", a "SPECIFIED
     ENTITY") owns the Equity Securities of any Non-U.S. Person, (A) any Voting
     Stock of such Specified Entity in excess of 65% of the total outstanding
     Voting Stock of such Specified Entity and (B) all of the Voting Stock that such Specified Entity owns in its Subsidiaries that are Non-U.S. Persons or
     (IV) any assets of any Foreign Subsidiary, unless (x) in the case of any of the foregoing clauses (I), (II), (III) or (IV), the Borrower and the Agents
     otherwise agree or (y) in the case of any of the foregoing clauses (I),
     (II) or (IV), the pledgor thereof is a Foreign Subsidiary and a Guarantor;

               (i) Section 7.01 (Liens) of the Credit Agreement is hereby amended by inserting at the end thereof the following:

               Notwithstanding anything to the contrary in the foregoing, except for Liens granted to the Administrative Agent pursuant to the Collateral
     Documents, none of the Borrower or any other Loan Party shall create, incur, assume or suffer to exist any pledge of, or any other Lien upon, the
     Equity Securities of any International Holding Company or any Foreign
     Subsidiary of any International Holding Company.

               (j) Clause (d) of Section 7.02 (Investments) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (d) Investments of (i) any Subsidiary in the Borrower, (ii) the
     Borrower or any Subsidiary in a Guarantor, (iii) any Subsidiary that is not a Guarantor in another Subsidiary that is not a Guarantor, or (iv) the
     Borrower or any Guarantor in any Subsidiary that is not a Guarantor in an amount not to exceed the Dollar Equivalent of $65,000,000 in the aggregate at any time outstanding; provided that any Indebtedness in respect of such
     Investment is permitted under Section 7.03(e) (Indebtedness);

               (k) Clause (o) of Section 7.02 (Investments) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (o) other Investments in an aggregate outstanding principal amount not to exceed, at any time, the Dollar Equivalent of $45,000,000.

               (l) Clause (d) of Section 7.03 (Indebtedness) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (d) Indebtedness in respect of Capital Leases, Synthetic Lease
     Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(l) (Liens); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the Dollar Equivalent of $50,000,000;

                                       12

               (m) Clause (e) of Section 7.03 (Indebtedness) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (e) Indebtedness (i) of the Borrower or any Guarantor owing to the Borrower or any Guarantor, (ii) of any Subsidiary that is not a
     Guarantor owing to the Borrower or any Subsidiary, and (iii) of the
     Borrower or any Guarantor owing to any Subsidiary that is not a Guarantor in an aggregate principal amount not to exceed the Dollar Equivalent of
     $35,000,000 at any time outstanding for all such Indebtedness permitted under this clause (iii);

               (n) Clause (k) of Section 7.03 (Indebtedness) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (k) Indebtedness incurred by (i) the Borrower or any Domestic
     Subsidiary of the Borrower, in an aggregate outstanding principal amount for all such Persons not to exceed the Dollar Equivalent $30,000,000 at any time, (ii) any Foreign Subsidiary of the Borrower to the extent that the
     Dollar Equivalent of the aggregate outstanding principal amount of such
     Indebtedness (including any Indebtedness incurred pursuant to a Local
     Credit Facility) for all such Persons does not exceed the Dollar Equivalent of $200,000,000 at any time; provided, however, that from and after
     December 31, 2005, such amount shall in no event exceed the sum of (A)
     $60,000,000 and (B) the aggregate amount of the proceeds of such
     Indebtedness that are repatriated to the Borrower or any Domestic
     Subsidiary as a dividend by such Foreign Subsidiary for which dividend the
     Borrower is able to obtain a U.S. tax deduction in the amount of 85% of such dividend pursuant to the requirements of the American Jobs Creation
     Act of 2004, and (iii) Local Credit Facility Guaranty Obligations of the
     Borrower in respect of any Local Credit Facility permitted under this
     Agreement; provided, however, that neither the incurrence of any Local
     Credit Facility nor the incurrence of any Local Credit Facility Guaranty
     Obligations shall be permitted unless, both immediately before and after the incurrence thereof, (A) the Borrower shall be in compliance with the financial covenants specified in Section 7.13 (Financial Covenants) on a pro forma basis after giving effect to such Indebtedness, (B) no Default or
     Event of Default shall have occurred and be continuing or would result therefrom and (C) all representations and warranties contained in Article V
     (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects;

               (o) Clause (m) of Section 7.03 (Indebtedness) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (m) Indebtedness arising under Factoring Arrangements in an aggregate outstanding principal amount not to exceed $10,000,000; and

               (p) Clause (b) of Section 7.04 (Fundamental Changes) of the
Credit Agreement is hereby amended and restated in its entirety to read as follows:

               (b) Except as set forth on Schedule 7.04 (Certain Joint
     Ventures), enter into any joint venture or partnership with any Person; or

               (q) Clause (c) of Section 7.05 (Dispositions) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (c) Dispositions by the Borrower or any Subsidiary of equipment or Real Property which is replaced by equipment or Real Property of substantially equivalent or greater utility and value within 90 days of the date of Disposition thereof, provided that if the Dollar Equivalent of

                                       13

     the Fair Market Value of the property so disposed of is greater than the
     Dollar Equivalent of $30,000,000, the Administrative Agent shall have received notice of such Disposition from the Borrower not less than 20 days prior to the consummation of such Disposition;

               (r) Clause (i) of Section 7.05 (Dispositions) of the Credit
Agreement is hereby amended and restated in its entirety to read as follows:

               (i) Dispositions not otherwise permitted by clauses (a) through
     (h) above for Fair Market Value, provided, however, that (i) with respect to any such Disposition pursuant to this clause (i), the Dollar Equivalent of the consideration received in respect of all such property so Disposed in any fiscal year of the Borrower shall not exceed (x) in the case of any such Disposition described on Schedule 7.05 (Certain Dispositions),
     $15,000,000 and (y) in the case of any other such Dispositions, the Dollar
     Equivalent of $50,000,000 and (ii) the Net Proceeds therefrom are applied as provided in Section 2.06(e)(iii) (Mandatory Prepayments); provided, further, that, without increasing the $50,000,000 limit provided in clause
     (i)(y) of the immediately preceding proviso, the first $10,000,000 of aggregate Net Proceeds in each fiscal year of the Borrower realized from the Disposition of Excluded Accounts (as defined in the Pledge and Security
     Agreement) under all Factoring Arrangements shall not be required to be applied as a prepayment as would otherwise be required under Section
     2.06(e)(iii) (Mandatory Prepayments).

               (s) Clause (b) of Section 7.06 (Lease Obligations;
Sale/Leasebacks) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               (b) Except as set forth on Schedule 7.06 (Certain Sale and
     Leaseback Transactions), enter into any sale and leaseback transaction.

               (t) Section 7.07 (Restricted Payments) of the Credit Agreement is
hereby amended by deleting the word "and" at the end of clause (f) thereof, deleting the "." at the end of clause (g) thereof and adding "; and" at the end of such clause (g), and adding a new clause (h) as follows:

               (h) the Borrower may repurchase up to one million shares of its common stock at any time prior to the first anniversary of the Second
     Amendment Effective Date in an aggregate amount not to exceed $60,000,000;
     provided, however, that no such repurchase shall be permitted unless both immediately before and after the making of any such repurchase no Default or Event of Default shall have occurred and be continuing or would result therefrom.

               (u) Clause (b) of Section 7.11 (Burdensome Agreements) is hereby amended and restated in its entirety to read as follows:

               (b) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, other than (i) those
     Contractual Obligations set forth on Schedule 7.11(b) (Certain Burdensome
     Agreements) and (ii) standard and customary negative pledge provisions in property acquired with the proceeds of any Capital Lease or purchase money financing that extend and apply only to such acquired property.

               (v) Section 7.13(b) (Senior Leverage Ratio) of the Credit
Agreement is hereby amended by (i) deleting the reference to "3.25" opposite the
Four-Quarter Period ending June 30, 2005 and replacing such reference with a reference to "3.35" and (ii) deleting the reference to "3.25" opposite the
Four-Quarter Period ending September 30, 2005 and replacing such reference with a reference to "3.35".

                                       14

               (w) Section 7.15 (Capital Expenditures) of the Credit Agreement
is hereby amended and restated in its entirety to read as follows:

               7.15 CAPITAL EXPENDITURES. Make or become legally obligated to make Capital Expenditures which exceed in the aggregate in any fiscal year of the Borrower described below, the Dollar Equivalent of the amount set forth opposite each such period:

--------------------------------------------------------------------------------
FISCAL YEAR ENDING                            MAXIMUM CAPITAL EXPENDITURES
--------------------------------------------------------------------------------
December 31, 2005                                     $100,000,000
--------------------------------------------------------------------------------
December 31, 2006                                     $110,000,000
--------------------------------------------------------------------------------
December 31, 2007                                     $110,000,000
--------------------------------------------------------------------------------
December 31, 2008                                     $110,000,000
--------------------------------------------------------------------------------
December 31, 2009                                     $110,000,000
--------------------------------------------------------------------------------
December 31, 2010                                     $110,000,000
--------------------------------------------------------------------------------
December 31, 2011 and thereafter                      $110,000,000
--------------------------------------------------------------------------------

     ; provided that to the extent that actual Capital Expenditures for any such fiscal year of the Borrower shall be less than the maximum amount set forth above for such fiscal year (without giving effect to the carryover permitted by this proviso), 50% of the difference between said stated
     maximum amount of Capital Expenditures and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the immediately succeeding Fiscal Year; and provided, further, that payments made by the Loan Parties pursuant to the Intropack Agreement shall not constitute Capital Expenditures under this Agreement unless and to the extent such payments exceed $7,500,000 in the aggregate over the life of the Intropack Agreement.

               (x) Section 7.18 (Foreign Subsidiaries) of the Credit Agreement
is hereby amended and restated in its entirety to read as follows:

     7.18 FOREIGN SUBSIDIARIES. Permit more than twenty percent (20%) of
     Consolidated Total Assets, in the aggregate, either to be owned by the
     Subsidiaries of the Borrower that are not Domestic Subsidiaries or to be located outside of the United States.

               (y) Section 7.21 (Immaterial Subsidiaries) of the Credit
Agreement is hereby deleted and a new Section 7.21 (Status of International
Holding Companies) is hereby inserted in its place to read in its entirety as follows:

     7.21 STATUS OF INTERNATIONAL HOLDING COMPANIES. Permit any International
     Holding Company to own any assets or property, or engage in any business or activity, other than (i) being a Guarantor with respect to the Obligations under the Loan Documents and the obligations of the Borrower under its
     Subordinated Notes, (ii) holding the Equity Securities of such
     International Holding Company's Foreign Subsidiaries, (iii) owning such other property consistent with its sole function as a holding company and
     (iv) engaging in any other activities reasonably incidental to the foregoing.

                                       15

     Section 3. Amendments to Schedules to the Credit Agreement.

         (a) A new Schedule 2.04(o) (Existing THG Letters of Credit) is hereby added to the Credit Agreement with the contents thereof being as set forth in
Schedule 2.04(o) (Existing THG Letters of Credit) attached hereto.

         (b) Schedule 7.01 (Existing Liens) to the Credit Agreement is hereby supplemented by adding to the contents thereto (at the end thereof) the contents of Schedule 7.01 (Supplement to Existing Liens Schedule) hereto.

         (c) A new Schedule 7.04 (Certain Joint Ventures) is hereby added to the
Credit Agreement with the contents thereof being as set forth in Schedule 7.04
(Certain Joint Ventures) attached hereto.

         (d) A new Schedule 7.05 (Certain Dispositions) is hereby added to the
Credit Agreement with the contents thereof being as set forth in Schedule 7.05
(Certain Dispositions) attached hereto.

         (e) A new Schedule 7.06 (Certain Sale and Leaseback Transactions) is
hereby added to the Credit Agreement with the contents thereof being as set forth in Schedule 7.06 (Certain Sale and Leaseback Transactions) attached hereto.

         (f) A new Schedule 7.11(b) (Certain Burdensome Agreements) is hereby added to the Credit Agreement with the contents thereof being as set forth in
Schedule 7.11(b) (Certain Burdensome Agreements) attached hereto.

     Section 4. Amendment to Pledge and Security Agreement. The defined term
"EXCLUDED EQUITY" in Section 1.1 (Definitions) of the Pledge and Security
Agreement is hereby amended and restated in its entirety to read as follows:

          "EXCLUDED EQUITY" means (i) any Securities issued and held by the
     Borrower as treasury securities, (ii) any Voting Stock of a non-U.S. Person in excess of 65% of the total outstanding Voting Stock of such Non-U.S.
     Person and (iii) solely to the extent that any Domestic Person that is an
     International Holding Company or a "disregarded entity" for purposes of the
     Code (each such International Holding Company or "disregarded entity", a
     "SPECIFIED ENTITY") owns the Equity Securities of any Non-U.S. Person, (x)
     any Voting Stock of such Specified Entity in excess of 65% of the total outstanding Voting Stock of such Specified Entity and (y) all of the Voting
     Stock that such Specified Entity owns in its Subsidiaries that are Non-U.S.
     Persons. For purposes of this definition, "Voting Stock" means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations ss. 1.956-2(c)(2)).

     Section 5. Conditions to General Effectiveness. This Amendment shall become effective as of the date (the "EFFECTIVE DATE") on which each of the following conditions precedent shall have been satisfied:

         (a) Certain Documents. The Agents shall have received each of the following, dated as of the Effective Date (unless otherwise agreed to by the
Agents), in form and substance satisfactory to Agents:

         (i) this Amendment duly executed by the Borrower and the Administrative
     Agent;

                                       16

         (ii) the Consent and Agreement in the form attached hereto as Exhibit
     A, executed by each of the Guarantors;

         (iii) the Acknowledgment and Consents, in the form set forth hereto as
     Exhibit B (each, a "LENDER CONSENT"), executed by the Consenting Lenders;

         (iv) a copy of each THG Acquisition Document certified as being complete and correct by a Responsible Officer of the Borrower;

         (v) a favorable opinion of Kane Kessler, P.C., counsel to the Loan
     Parties, in form and substance reasonably satisfactory to the Agents, addressed to the Agents and the Lenders and addressing such matters relating to this Amendment, the Second Facilities Increase and the THG
     Acquisition as any Lender through the Administrative Agent may reasonably request; and

         (v) such additional documentation as the Consenting Required Lenders may reasonably require.

         (b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Agents and the Required Lenders.

         (c) Representations and Warranties; No Defaults. The Agents, for the
benefit of the Agents and the Lenders, shall have received a certificate of a
Responsible Officer of the Borrower certifying that both before and after giving effect to this Amendment (including, without limitation, the waivers and consents set forth in Section 1 (Waivers and Consents)):

         (i) each of the representations and warranties set forth in Article V
     (Representations and Warranties) of the Credit Agreement and in the other
     Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date; provided, however, that references therein to the Credit
     Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the waivers and consents set forth herein; and

         (ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

         (d) Fees and Expenses. The Borrower shall have paid all fees and expenses of the Agents due and payable by the Borrower pursuant to the Loan
Documents as of the date hereof, including, without limitation, all costs, fees and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto.

     Section 6. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the
Administrative Agent and each Lender as follows:

         (a) The execution, delivery and performance by each Loan Party of this
Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent constituent documents) of such Loan
Party.

                                       17

         (b) This Amendment has been duly executed and delivered by each Loan
Party, and each of this Amendment and the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

     Section 7. Reference to and Effect on the Loan Documents.

         (a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to "this Agreement," "hereunder," "hereof,"
"herein" or words of like import shall mean and be a reference to the Credit
Agreement or such other Loan Document as amended by this Amendment and after giving effect to the waivers and consents set forth in Section 1 (Waivers and
Consents).

         (b) Except with respect to the waivers and consents set forth in
Section 1 (Waivers and Consents) and to the extent amended hereby, the Credit
Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (c) Except with respect to the waivers and consents set forth in
Section 1 (Waivers and Consents) and to the extent amended hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit
Agreement or any Loan Document.

         (d) The Borrower hereby confirms that the security interests and Liens granted pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

     Section 8. Costs and Expenses. As provided in Section 10.04 (Attorney
Costs, Expenses and Taxes) of the Credit Agreement, the Borrower agrees to reimburse the Agents for all reasonable fees, costs and out-of-pocket expenses, including the Attorney Costs for advice, assistance, or other representation in connection with this Amendment.

     Section 9. L/C Issuer Matters. By executing and delivering a Lender
Consent, BofA (i) consents to its appointment as an L/C Issuer (including with respect to the Existing Letters of Credit and the Existing THG Letters of
Credit) under the Credit Agreement and (ii) agrees to comply with the terms and conditions of the Credit Agreement applicable to L/C Issuers and to perform in accordance with their terms all of the obligations that, by the terms of the
Credit Agreement, are required to be performed by it as an L/C Issuer. In connection with the foregoing, by executing and delivering this Amendment, each of the Borrower and each of the Agents approves the appointment of BofA as a L/C
Issuer for all purposes under the Credit Agreement.

     Section 10. Release of Certain Collateral. By executing and delivering a
Lender Consent, each Consenting Lender authorizes and directs the Administrative
Agent to (a) release any Lien held by the Administrative Agent for the benefit of the Lenders, the L/C Issuers and the other Secured Parties on (i) up to 35%
of the Voting Stock of each International Holding Company and (ii) 100% of the
Voting Stock of each Specified Foreign Subsidiary and (b) execute and deliver or file such partial release statements, return any certificates evidencing up to
35% of the Voting Stock of any International Holding Company to the Borrower,
return any certificates evidencing 100% of the Voting Stock of any Specified
Foreign Subsidiary to the Borrower and do such other things, in each case, as are necessary to effectuate

                                       18

the release of the Liens contemplated by this Amendment promptly upon the occurrence of the Effective Date.

     Section 11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     Section 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this
Amendment for any other purposes.

     Section 13. Severability. The fact that any term or provision of this
Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

     Section 14. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

     Section 15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY
WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT
OR ANY OTHER LOAN DOCUMENT.

                            [SIGNATURE PAGES FOLLOW]

                                       19

         IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                JARDEN CORPORATION,
                                as Borrower

                                By: /s/  Desiree DeStefano
                                   -------------------------------------
                                   Name: Desiree DeStefano
                                   Title: Executive Vice President of Finance

                                CANADIAN IMPERIAL BANK OF COMMERCE,
                                as Administrative Agent

                                By: /s/  Dean J. Decker
                                   -------------------------------------
                                   Name: Dean J. Decker
                                   Title: Managing Director CIBC World Markets,
                                          Corp., As Agent

                                By: /s/  Leonardo Fernandez
                                   -------------------------------------
                                   Name: Leonardo Fernandez
                                   Title: Executive Director CIBC World Markets,
                                          Corp., As Agent

                                CITICORP USA, INC.,
                                as Syndication Agent

                                By: /s/   Rob Ziemer
                                   -------------------------------------
                                   Name:  Rob Ziemer
                                   Title: Vice President